UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

ANDREA ELECTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4324	11-0482020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Orville Drive, Suite 1, Bohemia, New York 11716

(Address of principal executive offices) (Zip Code)

(631) 719-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders of Andrea Electronics Corporation (the “Company”) was held on September 22, 2010.

(b) The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1. The following individuals were elected as directors, to serve until the next annual meeting of stockholders by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes
Douglas J. Andrea	16,043,186	9,286,936	27,636,404
Gary A. Jones	16,489,481	8,840,641	27,636,404
Louis Libin	16,468,381	8,861,741	27,636,404
Joseph J. Migliozzi	16,488,481	8,841,641	27,636,404
Jonathan D. Spaet	16,374,881	8,955,241	27,636,404

2. The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
51,648,425	914,648	403,453

There were no broker non-votes on the proposal.

3. The stockholder proposal to have the board separate the roles of Chairman and Chief Executive Officer was rejected by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
12,459,092	12,597,423	273,607	27,636,404

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ANDREA ELECTRONICS CORPORATION
(Registrant)

Date: September 28, 2010	By:	/s/ Corisa L. Guiffre
Corisa L. Guiffre
Vice President and Chief Financial Officer